Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

VIOLIN MEMORY, INC.,[1]	Case No. 16-12782 (LSS)

Debtor.	Related D.I. 202

INTERIM ORDER PURSUANT TO SECTIONS 105(a) AND 362 OF THE BANKRUPTCY CODE (I) ESTABLISHING NOTIFICATION PROCEDURES AND APPROVING RESTRICTIONS ON CERTAIN TRANSFERS OF EQUITY INTERESTS IN THE DEBTOR AND (II) SCHEDULING A FINAL HEARING

Upon the Motion, dated February 7, 2017 (the “Motion”),2 of Violin Memory, Inc. as debtor and debtor in possession (the “Debtor”), pursuant to sections 105(a) and 362 of title 11 of the United States Code (the “Bankruptcy Code”) seeking entry of an interim order (the “Interim Order”) to (i) establish notification procedures and approve restrictions on certain transfers of interests in the Debtor’s estate, as more fully described in the Motion, and (ii) schedule a final hearing; and the Court having jurisdiction to consider to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and this Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to the Notice

[1]	The Debtor’s tax identification number is 20-3940944 and its business address is 4555 Great America Parkway, Suite #150, Santa Clara, CA 95054.
[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

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having determined that the relief sought in the Motion is in the best interests of the Debtor, its creditors, and all parties in interest; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and upon all of the proceedings had before this Court and after due deliberation and sufficient cause appearing therefor, it is

FOUND that the Debtor’s net operating loss carryforwards (“NOLs”) and certain other tax attributes (together with the NOLs, the “Tax Attributes”) are property of the Debtor’s estate and are protected by section 362(a) of the Bankruptcy Code; and it is further

FOUND that unrestricted trading in Violin Stock (as hereinafter defined) before the Debtor’s emergence from chapter 11 could severely limit the Debtor’s ability to use the Tax Attributes for purposes of the Internal Revenue Code of 1986, as amended (the “Tax Code”), as set forth in the Motion; and it is further

FOUND that the notification procedures and restrictions on certain transfers of Violin Stock are necessary and proper to preserve the Tax Attributes and are therefore in the best interests of the Debtor, its estate, and its creditors; and it is further

FOUND that the relief requested in the Motion is authorized under sections 105(a) and 362 of the Bankruptcy Code.

THEREFORE, IT IS:

ORDERED that the Motion is granted as provided herein on an interim basis, nunc pro tunc to the date of filing of the Motion; and it is further

ORDERED that until further order of this Court to the contrary, any acquisitions, dispositions, or trading of Violin Stock in violation of the Procedures set forth in

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Paragraph (a) below shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code and pursuant to this Court’s equitable powers under section 105(a) of the Bankruptcy Code; and it is further

ORDERED that the following procedures and restrictions shall apply to trading in Violin Stock and are approved:

a.	Violin Stock Ownership, Acquisition, and Disposition.

(i)	Notice of Substantial Stock Ownership. Any person or Entity (as such term is defined in section 1.382-3(a) of the U.S. Department of Treasury Regulations promulgated under the Tax Code (“Treasury Regulations”), including persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition) that beneficially owns, at any time on or after the Petition Date, Violin Stock in an amount sufficient to qualify such person or Entity as a Substantial Equityholder (as hereinafter defined) shall file with the Court, and serve upon the Debtor, 4555 Great America Parkway, Suite #150, Santa Clara, CA 95054 (Attn: General Counsel), the attorneys for the Debtor (a) Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, NY 10036 (Attn: Deryck A. Palmer, Esq. and (b) Bayard, P.A., 222 Delaware Avenue, Suite 900 Wilmington, DE 19801 (Attn: Scott D. Cousins, Esq.), the attorneys for VM Bidco LLC (the “Plan Proponent”), Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 11053 (Attn: Gary T. Holtzer, Esq. and David N. Griffiths, Esq.), and the attorneys for the statutory committee of unsecured creditors appointed in this case (the “Committee”), Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036 (Attn: Jay R. Indyke, Esq. and Michael A. Klein, Esq.) (the Debtor, the attorneys for the Debtor, the attorneys for the Plan Proponent, and the attorneys for the Committee, the “Disclosure Parties”), a Notice of Substantial Stock Ownership (a “Substantial Ownership Notice”), in the form annexed to the Motion as Exhibit E, which describes specifically and in detail the Violin Stock ownership of such person or Entity, on or before the date that is the later of: (a) thirty (30) calendar days after the entry of the Interim Order or the Final Order, as applicable, and (b) ten (10) business days after that person or Entity qualifies as a Substantial Equityholder. At the discretion of a holder that is an individual, the Substantial Ownership Notice to be filed with the Court (but not such notice served upon the Disclosure Parties) may be redacted to exclude such holder’s taxpayer identification number.

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(ii)	Acquisition of Violin Stock or Options. At least ten (10) business days prior to the proposed date of any transfer of equity securities (including Options, as hereinafter defined, to acquire such securities) that would result in an increase in the amount of Violin Stock beneficially owned by any person or Entity that currently is or subsequently becomes a Substantial Equityholder or that would result in a person or Entity becoming a Substantial Equityholder (a “Proposed Equity Acquisition Transaction”), such person, Entity or Substantial Equityholder (a “Proposed Equity Transferee”) shall file with the Court, and serve upon the Disclosure Parties, a Notice of Intent to Purchase, Acquire, or Otherwise Accumulate Violin Stock (an “Equity Acquisition Notice”), in the form annexed to the Motion as Exhibit F, which describes specifically and in detail the proposed transaction in which Violin Stock is to be acquired. At the discretion of a holder that is an individual, the Equity Acquisition Notice that is filed with the Court (but not such notice served upon the Disclosure Parties) may be redacted to exclude such holder’s taxpayer identification number.

(iii)	Disposition of Violin Stock or Options. At least ten (10) business days prior to the proposed date of any transfer or other disposition of equity securities (including Options to acquire such securities) that would result in a decrease in the amount of Violin Stock beneficially owned by a Substantial Equityholder or that would result in a person or Entity ceasing to be a Substantial Equityholder (a “Proposed Equity Disposition Transaction,” and together with a Proposed Equity Acquisition Transaction, a “Proposed Equity Transaction”), such person, Entity, or Substantial Equityholder (a “Proposed Equity Transferor”) shall file with the Court, and serve upon the Disclosure Parties, a Notice of Intent to Sell, Trade, or Otherwise Transfer Violin Stock (an “Equity Disposition Notice,” and together with an Equity Acquisition Notice, an “Equity Trading Notice”), in the form annexed to the Motion as Exhibit G, which describes specifically and in detail the proposed transaction in which Violin Stock would be transferred or disposed of. At the discretion of a holder that is an individual, the Equity Disposition Notice that is filed with the Court (but not such notice served upon the Disclosure Parties) may be redacted to exclude such holder’s taxpayer identification number.

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(iv)	Objection Procedures. The Debtor, Plan Proponent and the Committee shall have ten (10) calendar days after the filing of an Equity Trading Notice (the “Equity Objection Deadline”) to file with the Court and serve on a Proposed Equity Transferee or a Proposed Equity Transferor, as the case may be, an objection to any proposed transfer of equity securities (including Options to acquire such securities) described in such Equity Trading Notice on the grounds that such transfer may adversely affect the Debtor’s ability to utilize the Tax Attributes (an “Equity Objection”) as a result of an ownership change under section 383 or 382 of the Tax Code. If the Debtor, Plan Proponent or the Committee file an Equity Objection by the Equity Trading Deadline, then the Proposed Equity Transaction shall not be effective unless approved by a final and non-appealable order of this Court. If the Debtor, Plan Proponent and the Committee do not file an Equity Objection by the Equity Objection Deadline, or if the Debtor, Plan Proponent and the Committee provide written authorization to the Proposed Equity Transferee or the Proposed Equity Transferor, as the case may be, approving the Proposed Equity Transaction, prior to the Equity Objection Deadline, then such Proposed Equity Transaction may proceed solely as specifically described in the Equity Trading Notice. Any further Proposed Equity Transaction must be the subject of additional Equity Trading Notices and objection procedures set forth in the Procedures.

(v)	Unauthorized Transactions in Violin Stock or Options. Effective as of February 7, 2017 and until further order of the Court to the contrary, any acquisition, disposition or other transfer of equity securities (including Options to acquire such securities) of the Debtor in violation of the procedures set forth herein shall be null and void ab initio as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code.

(vi)	Definitions. For purposes of this Order, the following terms have the following meanings:

(1)	Violin Stock. “Violin Stock” shall mean Violin Memory, Inc.’s common stock. For the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire Violin Stock may be treated as the owner of such Violin Stock.

(2)

Beneficial Ownership. “Beneficial ownership” (or any variation thereof of Violin Stock and Options to acquire Violin Stock) shall be determined in accordance with applicable rules under section 382 of the Tax Code, Treasury Regulations and rulings issued by the Internal Revenue Service (the “IRS”), and, thus, to the extent provided in those rules, from time to time shall include,

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without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (B) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock, and (C) to the extent set forth in Treasury Regulations section 1.382-4, the ownership of an Option to acquire Violin Stock. For the avoidance of doubt, the 4.25% Convertible Senior Notes due October 9, 2019 shall not be treated as exercised under Treasury Regulations section 1.382-4(d).

(3)	Option. An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest regardless of whether it is contingent or otherwise not currently exercisable.

(4)	Substantial Equityholder. A “Substantial Equityholder” is any person or Entity that beneficially owns at least 1,199,744 shares of Violin Stock (representing approximately 4.75% of all issued and outstanding shares of Violin Stock).

b.	Noncompliance with the Trading Procedures.

Any purchase, sale, or other transfer of equity securities in the Debtor in violation of the Procedures shall be null and void ab initio and shall confer no rights on the transferee.

c.	Debtor’s Right to Waive.

The Debtor (but only with the consent of the Plan Proponent) may waive, in writing, any and all restrictions, stays, and notification procedures contained in this Order.

and it is further;

ORDERED that any person or Entity acquiring and/or disposing of Violin Stock in violation of the restrictions set forth herein, or failing to comply with the “Notice of Substantial Stock Ownership,” “Notice of Intent to Purchase, Acquire or Otherwise Accumulate Violin Stock” and “Notice of Intent to Sell, Trade or Otherwise Transfer Violin Stock” requirements, as may be the case, shall be subject to such sanctions as the Court may consider appropriate pursuant to this Court’s equitable power prescribed in section 105(a) of the Bankruptcy Code; and it is further

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ORDERED, that the notices substantially in the form annexed to the Motion as Exhibit C, Exhibit D, Exhibit E, Exhibit F, and Exhibit G and as modified herein are approved; and it is further

ORDERED that nothing in this Interim Order shall preclude any party in interest from seeking appropriate relief from the provisions of this Interim Order; and it is further

ORDERED that within three (3) business days of the entry of this Interim Order, the Debtor shall serve notice of the entry of this Interim Order substantially in the form annexed to the Motion as Exhibit C describing the authorized trading restrictions and notification requirements (the “Interim Procedures Notice”) and this Interim Order to (i) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), (ii) the holders of 40 largest unsecured claims against the Debtor, (iii) Wilmington Trust, N.A. in its capacity as trustee under the 4.25% Convertible Senior Notes due 2019, (iv) the Office of the Attorney General in each state in which the Debtor operates, (v) the Office of the Delaware Secretary of State, (vi) the Delaware State Treasury, (vii) the Securities and Exchange Commission and (viii) the Internal Revenue Service, (ix) any person or Entity who has filed a Schedule 13D or Schedule 13G with the SEC since January 1, 2015 with regard to the beneficial ownership of Violin Stock, and (x) any transfer agent(s) for Violin Stock; and it is further

ORDERED that nothing herein shall preclude any person or Entity desirous of purchasing or transferring any interest from requesting relief from this Interim Order in this Court subject to the Debtor’s rights to oppose such relief; and it is further

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ORDERED that notice of the Motion as provided therein shall be deemed good and sufficient notice of the Motion; and it is further

ORDERED that the deadline to file an objection to the relief requested in the Motion (“Objection”) shall be 4:00 p.m. (prevailing Eastern Time) on February 27, 2017 (the “Objection Deadline”). An Objection shall be considered timely if it is (i) filed with the United States Bankruptcy Court for the District of Delaware, Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801 and (ii) actually received by (a) the Debtor, 4555 Great America Parkway, Suite #150, Santa Clara, CA 95054 (Attn: General Counsel), (b) Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, NY 10036 (Attn: Deryck A. Palmer, Esq.), (c) Bayard, P.A., 222 Delaware Avenue, Suite 900 Wilmington, DE 19801 (Attn: Scott D. Cousins, Esq.), (d) the U.S. Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801 (Attn: Timothy J. Fox), (e) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 11053 (Attn: Gary T. Holtzer, Esq. and David N. Griffiths, Esq.), and (f) and (f) Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036 (Attn: Jay R. Indyke, Esq. and Michael A. Klein, Esq.); and it is further

ORDERED that if Objections are timely filed, a hearing will be held at the U.S. Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801 on March 6, 2017 at 9:00 a.m., to consider, on a final basis, the relief requested in the Motion; and it is further

ORDERED that if no Objections are timely filed, served, and received in accordance with this Interim Order, the Debtor shall submit to the Court a final order granting the relief requested in the Motion; and it is further

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ORDERED that the requirements set forth in this Interim Order are in addition to the requirements of Bankruptcy Rule 3001(e), applicable securities, corporate and other laws, and do not excuse compliance therewith; and it is further

ORDERED that the relief granted in this Interim Order is intended solely to permit the Debtor to protect, preserve and maximize the value of its Tax Attributes. Accordingly, to the extent that the Interim Order expressly conditions or restricts trading in interests in the Debtor, nothing in this Interim Order or in the Motion shall or shall be deemed to prejudice, impair or otherwise alter or affect rights of any holders of interests in the Debtor, including in connection with the treatment of any such interests under any chapter 11 plan or any applicable bankruptcy court order; and it is further

ORDERED that this Court shall retain jurisdiction to hear and determine all matters arising from or related to this order.

Dated: February 15, 2017

Wilmington, Delaware	/s/ Laurie S. Silverstein
The Honorable Laurie S. Silverstein
United States Bankruptcy Judge